June 24, 1998


Frisby Technologies, Inc.
77 East Main Street
Bay Shore, NY 11706

Re:  $1,000,000 line of credit

Gentlemen:

     European American Bank ("EAB") is pleased to advise you it holds available for Frisby Technologies, Inc. (the "Borrower"), a corporation organized and in good standing under the laws of the State of New York, a line of credit (the "Line") in the amount of $1,000,000, subject to the following terms and conditions:

     1. Description of the Line:

     The Line shall be fully available for direct borrowings (each a "Loan" and collectively, the "Loans") and standby letters of credit (each an "SBLC" and collectively, the "SBLCs").

     Loans provided under the Line shall be evidenced by EAB's standard Master Note (the "Note") in the amount of $1,000,000. Each advance thereunder shall bear interest at a rate to be elected by the Borrower at the time a request for an advance is made equal to either.

     (i) Prime Rate Option: A floating rate of interest equal at all times to EAB's Prime Rate, (the rate of interest stated by EAB to be its Prime Rate in effect from time to time and adjusted when said Prime Rate changes) computed on the basis of actual days elapsed in a 360 day year.

     (ii) LIBOR Rate Option: A fixed rate of interest equal to the Reserve adjusted LIBOR, as such term is defined in the Note, plus a margin of 2% per annum for interest periods of 30, 60, or 90 days.

     Interest on the unpaid principal balance of the Note from time to time outstanding shall be payable monthly in arrears commencing on the first day of the month following the date of the first advance under the Note. Any advance under the Line made by EAB in its discretion shall be in an amount not less than $10,000.

     In the event that an advance bears interest at the Prime Rate Option, such advance may be prepaid, in whole or in part, in increments of not less than $10,000, without premium or penalty.

     The Borrower agrees to indemnify EAB and to hold EAB harmless from actual loss or expense, if any, that EAB may sustain or incur should the Borrower make any prepayment of the principal of an advance hereunder bearing interest at the LIBOR Rate (whether at stated maturity or by acceleration), including, but limited to, any interest actually payable by EAB to lenders of funds obtained by it in order to make or maintain the Note at the LIBOR Rate Option.

     Each SBLC issued under the Line shall be evidenced by EAB's standard Application and Agreement for Standby Letters of Credit. There shall be payable in respect of each SBLC, a fee equal to 1% per annum together with EAB's standard charges for standby letters of credit.

     The Borrower acknowledges and agrees that the Line is uncommitted and requests for advances or extensions of credit thereunder shall be approved in the discretion of EAB, which may refuse to make an extension of credit under the Line at any time without prior notice to the Borrower, and that the performance or compliance by the Borrower of the agreements contained in this letter, or in any other document or agreement evidencing or securing such advances or extensions of credit, shall not obligate EAB to make an advance or provide an extension of credit thereunder.

     Subject to the terms and conditions hereof, the Line shall be available until June 30, 1999.

     2. Purpose of the Line: The purpose of the Line shall be to support the Borrower's short-term working capital needs.

     3. Security for the Line: The Line shall be secured by a first priority security interest in all assets and personal property of the Borrower pursuant to EAB's standard General Security Agreement and duly filed UCC-1 Financing Statements. Each advance made or letter of credit issued under the Line shall also be secured by a pledge of marketable securities or other collateral acceptable to EAB.

     4. Financial Reporting: The Borrower shall provide to EAB:

     (i) As soon as available, but in any event within five (5) days after the filing thereof, a copy of each annual report of the Borrower on Form 10-KSB prepared for filing with the Securities and Exchange Commission.

     (ii) As soon as available, but in any event within five (5) days after the filing thereof, a copy of each of the Borrowers quarterly report on Form 10-QSB prepared for filing with the Securities and Exchange Commission.

     (iii) Such other financing or additional information as EAB may from time to time request.

     5. Special Requirements: The Borrower shall maintain hazard insurance on its inventory with a financially sound and reputable insurance company in such amounts as are necessary to cover not less than the replacement cost of such inventory and covering such risks as are usually carried by companies engaged in the same or similar business which insurance policy shall be endorsed to name EAB lender loss payee.

     6. Integration: This letter replaces and supersedes that certain letter agreement between the Borrower and EAB dated December 24, 1997.

     7. Acceptance: If the foregoing is acceptable, please so indicate by signing and returning this letter before July 7, 1998, the date this letter will otherwise expire, unless extended in writing by EAB.

                                            Very truly yours,

                                            EUROPEAN AMERICAN BANK


                                            By:  /s/Douglas Schumacher
                                                 -------------------------
                                                 Douglas Schumacher
                                                 Vice President


Agreed and Accepted this
 30th day of June, 1998.

FRISBY TECHNOLOGIES, INC.

By:  /s/Stephen Villa
       ------------------------------------
      Stephen Villa
      Chief Financial Officer